Exhibit 99.1

     NEWS BULLETIN
                                   RE: Headwaters Incorporated
         FROM:                         10653 South Riverfront Parkway, Suite 300
                                       South Jordan, UT 84095
       FINANCIAL                       (801) 984-9400
    RELATIONS BOARD                    NASDAQ: HDWR

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION


AT THE COMPANY:                            AT FINANCIAL RELATIONS BOARD:
Sharon Madden                              Tricia Ross
Director of Investor Relations             Analyst Contact
(801) 984-9400                             (617) 520-7064

FOR IMMEDIATE RELEASE:
January 20, 2005

                        HEADWATERS INCORPORATED ANNOUNCES
                      RESULTS FOR FIRST QUARTER FISCAL 2005

                o   115% Increase in Revenues to $218.4 Million
                o   29% Increase in Net Income to $13 Million
                o   First Quarter 2005 Diluted Earnings per Share of $0.34
                o   Repayment of $50 Million of Senior Secured Debt
                o   Section 29 Revenue Less Than 24% of Total
                o   Maintaining 2005 EPS Guidance


SOUTH JORDAN, UTAH, January 20, 2005 - HEADWATERS INCORPORATED (NASDAQ: HDWR), today announced results for its quarter ended December 31, 2004. Total revenue for the December 2004 quarter, which includes a full quarter effect of fiscal 2004 acquisitions, was $218.4 million, up 115% from $101.5 million reported in the December 2003 quarter. Operating income increased 71% to $37.7 million from $22.0 million for the December 2003 quarter. Net income increased to $13.0 million or $0.34 per diluted share using 40.6 million weighted average shares outstanding. Net income for the December 2003 quarter was $10.1 million or $0.35 per diluted share using 29.1 million weighted average shares outstanding.

Headwaters Construction Materials Performance

Revenues from the construction materials segment were $113.7 million during the December 2004 quarter, with a gross margin (gross margin percentage is calculated as follows: subtract cost of revenues from revenues, and divide the number so derived by revenues) of 33%, compared to revenue of $11.9 million and a gross margin of 21% for the December 2003 quarter. The 2005 first quarter revenues included three full months of operations from Tapco, Eldorado Stone, and Southwest Concrete Products ("SCP"). There were no revenues from these acquired entities in the December 2003 quarter. The Construction Materials segment has a pronounced seasonality. The seasonality has a more significant impact on net income than on revenues because of the relationship between fixed and variable costs.

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Headwaters Incorporated
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Headwaters Resources Performance

During the December 2004 quarter, revenues from Headwaters Resources or the coal combustion products ("CCPs") segment were $53.1 million with a gross margin of 23% compared to revenue of $45.1 million and a gross margin of 26% for the December 2003 quarter. The December 2004 quarter includes three full months of operations for VFL Technologies which has historically had lower margins than Headwaters Resources' legacy business. Margins in the March 2005 quarter should be comparable to the December quarter with improvements in gross margins in the June and September quarter as sales increase. Sales of high value coal combustion products for the December 2004 quarter totaled approximately 1.5 million tons, compared to approximately 1.4 million tons in the December 2003 quarter, resulting in a 7% increase in tons of high value coal combustion products sold.

Headwaters Energy Services Performance

Chemical reagent sales increased 19% in the December 2004 quarter to $36.8 million, compared to $30.9 million in the December 2003 quarter. Headwaters Energy Services' license fees for the December 2004 quarter increased 52% to $14.6 million from $9.6 million in 2003.

During the December 2004 quarter, Energy Services' licensees sold 11.1 million tons of solid alternative fuel. This compares to 9.9 million tons sold in the December 2003 quarter and 10.8 million tons sold in the September 2004 quarter. Energy Services sold 26.9 million pounds of chemical reagent in the December 2004 quarter, compared to 23.4 million pounds in the December 2003 quarter and
25.2 million pounds in the September 2004 quarter. The 11.1 million tons of fuel sold was produced at 23 of the 28 licensed facilities, resulting in average quarterly production of 480,000 tons per facility. The highest number of tons produced from any one facility in the quarter was 880,000, and the lowest was 25,000. Energy Services sold chemical reagent to a total of 34 facilities. Of the 34 facilities, 18 were licensee facilities and 16 were solely chemical reagent sale facilities.

During December 2004, Headwaters increased its minority interest in a Section 29 facility currently operating in West Virginia from approximately 9% to 19%. Energy Services is now providing reagent to the facility. Headwaters is currently recognizing its portion of the facility's operating expenses, included in "Other Income (Expense)", and the tax credits generated by the facility, included in "Income Tax Provision", in the December 2004 quarter. These tax credits account for the reduction in Headwaters' effective tax rate to 35% as compared to 38% for the December 2003 quarter. The quarterly effects from partial ownership of this facility will be more significant in future quarters as a result of the increase in ownership that occurred in late December 2004.

Cash Flow Diversification

The acquisitions in fiscal 2004 of Tapco, Eldorado Stone, SCP and VFL significantly broaden the scope of products and services Headwaters offers, particularly in the construction materials segment. Consistent with Headwaters' diversification strategy, revenue from the Section 29 business of Energy

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Headwaters Incorporated
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Services has declined as a percentage of total revenue. Headwaters' revenue that is dependent on Section 29 has declined from approximately 90% in fiscal 2002 to approximately 23.5% during the quarter ended December 31, 2004. Net income for the December 2004 quarter increased by 29% when compared to the December 2003 quarter.

New Product Development

Headwaters continues to develop new products and technologies to drive future earnings growth. Highlights of Headwaters technology development during the December 2004 quarter include the following:

    o Commenced negotiations for commercial scale HC3 test.
    o Completed positive pre-combustion coal nano-catalyst pilot plant tests.
    o Signed pre-feasibility study agreement with Oil India for direct coal liquefaction.
    o Completed construction of first Flexcrete manufacturing facility.

Indebtedness

In connection with the fiscal 2004 acquisition of Tapco, Headwaters restructured its debt by entering into a new senior secured credit facility, the details of which were finalized in October 2004. During the December 2004 quarter, Headwaters repaid $50 million of its senior secured debt. Required principal repayments for fiscal 2005 were $48 million. Headwaters believes an additional $30 million of debt principal can be repaid during fiscal 2005. The major components of Headwaters' long term senior debt structure as of December 31, 2004 were as follows:

(in millions)                           Amount   Interest Rate       Maturity
--------------------------------------------------------------------------------
Senior secured first lien term loan     $590.0   LIBOR + 3.25%      April 2011
Second lien term loan                   $150.0    LIBOR + 5.5%    September 2012
Senior subordinated convertible debt    $172.5       2.875%         June 2011
Senior revolving credit facility
(none of which was outstanding)          $60.0    LIBOR + 2.5%    September 2009
--------------------------------------------------------------------------------

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), we use a non-GAAP measure called EBITDA. EBITDA is net income adjusted to exclude depreciation, amortization, net interest expense and income taxes ("EBITDA"). Management uses EBITDA internally to measure the amount of cash generated by Headwaters as a whole and by our various operating entities, in order to compare results of the business units to one another and to historical and budgeted results and to make decisions about where to allocate capital and the amount of capital expenditures Headwaters will make. EBITDA is also provided to enhance the user's overall understanding of our current financial performance, our ability to service our debt, our compliance with current debt covenants and our ability to fund future growth. Therefore, we believe that EBITDA provides useful information to our investors regarding our performance and overall results of operations.

The following table highlights certain debt coverage and balance sheet ratios using period end balances and the trailing twelve months ("TTM") EBITDA:

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Headwaters Incorporated
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                                                      Pro forma    Pro forma
                                           9/30/03     9/30/04      12/31/04
--------------------------------------- --------------------------------------
Total Indebtedness to EBITDA(a)             1.53        4.16          3.88
EBITDA to Required Interest Payments(a)     7.73        4.60          4.49
Current Ratio(a)                            1.19        1.24          1.39
Total Debt to Equity(a)                     0.96        3.16          2.84
--------------------------------------- --------------------------------------

         (a) See "Current Ratio" calculations in financial tables that follow. The pro forma calculations of Total Indebtedness to EBITDA assumes all of the 2004 acquisitions occurred on October 1, 2003. Pro forma EBITDA for the trailing twelve months ended December 31, 2004 of $237.8 is derived as follows (in millions of dollars): Net income of $77.1 plus net interest expense of $60.9, income taxes of $47.2, and depreciation and amortization of $52.6. Pro forma EBITDA for the trailing twelve months ended September 30, 2004 of $233.8 is derived as follows: Net income of $72.9 plus net interest expense of $63.1, income taxes of $45.6, and depreciation and amortization of $52.2.

Commentary and Outlook

Headwaters adopted the required provisions of FASB's EITF pronouncement concerning contingent convertible debt instruments in the December 2004 quarter which resulted in the inclusion of 5.75 million additional shares in Headwaters diluted EPS calculation as a result of its $172.5 million subordinated convertible debt. This accounting pronouncement change reduced diluted EPS by approximately $0.03 but has no substantive effect on Headwaters' business operations, operating income, net income, or cash flow. Headwaters reaffirms its fiscal 2005 earnings guidance of $2.00 - $2.10 based on fully diluted shares outstanding of 40.6 million.

In January 2005, Headwaters filed a $175 million shelf registration statement with the SEC that can be used for future sales of common stock should Headwaters so choose. This registration statement has not yet been declared effective by the SEC. A prospectus supplement describing the terms of any securities to be issued is required to be filed before any offering would commence under the registration statement. Headwaters could use proceeds from an offering to reduce long-term debt, or for working capital and other general corporate purposes.

Headwaters' CCP and Construction Materials business has been seasonal. The acquisitions completed during Fiscal 2004 added to Headwaters' seasonality. Obtaining operating experience as a single business segment will make estimation of this seasonality easier in the future. Headwaters' estimated quarterly revenue and earnings per share for Fiscal 2005, as a percent of the respective estimated totals, are as follows:

                                       Revenue         Earnings Per Share
   --------------------------------------------------------------------------
   December 31, 2004 quarter          21% - 23%            14% - 16%
   March 31, 2005 quarter             19% - 21%            12% - 14%
   June 30, 2005 quarter              27% - 29%            33% - 35%
   September 30, 2005 quarter         29% - 31%            37% - 39%
   --------------------------------------------------------------------------

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Headwaters Incorporated
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Steven G. Stewart, Headwaters' Chief Financial Officer, stated, "The December
2004 quarter starts fiscal 2005 ahead of our expectations. This will help as we face what is historically our slowest quarter. Our fiscal 2004 acquisitions were clearly successful in reducing the Company's dependence on Section 29, which is now less than 24% of Headwaters revenues. Strong operating results and cash flow allowed us to repay $50 million of Headwaters' senior secured debt, significantly ahead of required principal repayments. We feel confident in the strength and stability of our cash flows and our ability to continue to service our new debt levels."

"Through execution of our acquisition strategy and solid organic growth, our operations and revenue continued to expand," said Kirk A. Benson, Chairman and Chief Executive Officer. "We are finding additional synergies as we proceed with the integration of the companies that are new to Headwaters, and new product development from our Technology Innovation Group will contribute to further revenue and earnings diversification. Our strong growth outlook for Fiscal 2005 reflects both our strategic market positioning and leadership in each of our business segments as well as the value of our business model."

Management will host a conference call with a simultaneous web cast today at 11:00 a.m. Eastern/9:00 a.m. Mountain to discuss the Company's financial results and business outlook. The call will be available live via the Internet by accessing Headwaters' web site at www.hdwtrs.com and clicking on the Investor Relations section. To listen to the live broadcast, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, an online replay will be available for 90 days on www.hdwtrs.com, or a phone replay will be available through January 27, 2005 by dialing 800-642-1687 or 706-645-9291 and entering the pass code 3394213.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its alternative energy, coal combustion products, and building products businesses, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.


Pro Forma Information

The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on October 1, 2003, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available as of the date hereof.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

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Headwaters Incorporated
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Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the licensing of technology and chemical sales to alternative fuel facilities, the receipt of product sales, license fees and royalty revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feedstocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion product, alternative fuel, and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2004, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.



                          -Financial Tables to Follow-

HEADWATERS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except per-share amounts)
                                                                                     Quarter Ended December 31,
                                                                                         2003            2004
                                                                                     ----------------------------
Revenue:
     Sales of chemical reagents                                                       $   30,881      $   36,777
     License fees                                                                          9,555          14,598
     Coal combustion products revenues                                                    45,100          53,052
     Sales of construction materials                                                      11,933         113,729
     Other revenues                                                                        4,000             260
                                                                                     ----------------------------
Total revenue                                                                            101,469         218,416
                                                                                     ----------------------------

Operating costs and expenses:
     Cost of chemical reagents sold                                                       21,261          24,558
     Cost of coal combustion products revenues                                            33,396          40,995
     Cost of construction materials sold                                                   9,474          76,468
     Other operating costs                                                                    65              97
     Amortization                                                                          1,720           6,181
     Research and development                                                              2,073           2,286
     Selling, general and administrative                                                  11,431          30,100
                                                                                     ----------------------------
Total operating costs and expenses                                                        79,420         180,685
                                                                                     ----------------------------
Operating income                                                                          22,049          37,731

Interest income (expense), net                                                            (5,292)        (15,805)
Other income (expense), net                                                                 (505)         (1,918)
                                                                                     ----------------------------
Income before income taxes                                                                16,252          20,008

Income tax provision                                                                      (6,160)         (7,000)
                                                                                     ----------------------------
Net income                                                                            $   10,092      $   13,008
                                                                                     ============================

Basic earnings per share                                                              $     0.36      $     0.39
                                                                                     ============================

Diluted earnings per share                                                            $     0.35      $     0.34
                                                                                     ============================

Weighted average shares outstanding -- basic                                              27,961          33,439
                                                                                     ============================

Weighted average shares outstanding -- diluted                                            29,082          40,551
                                                                                     ============================


Note:    Total depreciation and amortization was $3,302 and $13,670, respectively, for the quarters ended
         December 31, 2003 and 2004.

HEADWATERS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

                                                                                     September 30,  December 31,
                                                                                         2004            2004
                                                                                     ----------------------------
Assets:
Current assets:
     Cash and short-term investments                                                  $   27,586      $        0
     Trade receivables, net                                                              129,899         108,831
     Inventories                                                                          43,812          45,778
     Other                                                                                29,266          17,930
                                                                                     ----------------------------
Total current assets                                                                     230,563         172,539

Property, plant and equipment, net                                                       157,611         161,579
Intangible assets, net                                                                   298,803         292,686
Goodwill                                                                                 815,396         815,396
Debt issue costs and other assets                                                         38,406          46,242
                                                                                     ----------------------------
Total assets                                                                          $1,540,779      $1,488,442
                                                                                     ============================

Liabilities and Stockholders' Equity:
Current liabilities:
     Accounts payable                                                                 $   29,238      $   26,004
     Accrued liabilities                                                                  99,065          78,315
     Current portion of long-term debt                                                    57,873          19,682
                                                                                     ----------------------------
Total current liabilities                                                                186,176         124,001

     Long-term debt                                                                      914,641         902,623
     Deferred income taxes                                                               121,469         121,469
     Other long-term liabilities                                                          10,338          15,511
                                                                                     ----------------------------
Total liabilities                                                                      1,232,624       1,163,604
                                                                                     ----------------------------

Stockholders' equity:
     Common stock - par value                                                                 34              34
     Capital in excess of par value                                                      235,581         239,127
     Retained earnings                                                                    76,530          89,538
     Other, primarily treasury stock                                                      (3,990)         (3,861)
                                                                                     ----------------------------
Total stockholders' equity                                                               308,155         324,838
                                                                                     ----------------------------
Total liabilities and stockholders' equity                                            $1,540,779      $1,488,442
                                                                                     ============================


The current ratio as of September 30, 2004 of 1.24 is derived by dividing total current assets of $230,563 by total current liabilities of $186,176. The current ratio as of December 31, 2004 of 1.39 is derived by dividing total current assets of $172,539 by total current liabilities of $124,001.
